UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      February 22, 2005

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

            Mr. Wiskind was employed by the Company as an executive officer through December 30, 2004. Effective February 22, 2005, Mr. Wiskind entered into a settlement agreement with the Company regarding claims made by him in December 2004. The agreement required that he retire effective April 20, 2005 and grant the Company a two year non-competition agreement. Under the settlement agreement, the Company is to pay him $704,000 on April 20, 2005, and an additional $250,000 under a non-qualified, non-funded supplemental compensation agreement whereby as of May 1, 2005, the Company will pay him $25,000 per year for ten years. In 2004, the Company accrued the amount of $924,000 for these payments. Mr. Wiskind currently serves as a director of the Company, whose term expires on April 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE February 22, 2005	By:	/s/ Kevin C. O'Neil
Kevin C. O'Neil
Vice President, General Counsel